UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2009

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 7, 2009, The Allied Defense Group, Inc. (the "Company") completed the sale of its NS Microwave subsidiary ("NSM") to 3DRS International, Inc. ("3DRS"). The sale was completed in accordance with the terms and conditions of the Stock Purchase Agreement dated as of August 7, 2009, a copy of which is furnished as Exhibit 2.1.

In the sale, the Company received $400 thousand in cash at closing and a promissory note in the amount of $1.325 million. The note is due 24 months after closing and is subject to a reduction based on certain terms as defined in the purchase agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Stock Purchase Agreement.

A copy of the press release the Company issued to announce the closing of the transaction is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Stock Purchase Agreement dated as of August 7, 2009.

99.1 Press Release of the Company dated August 10, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

August 10, 2009	By:	/s/ Deborah F. Ricci

Name: Deborah F. Ricci
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement
99.1	Press Release, dated August 10, 2009